Report of independent audit company

1.       Examined unit
         -------------

         Prvni severozapadni teplarenska
         Joint stock company
         Komorany u Mostu

         ICO:  46708197

2.       Period of the financial statements
         ----------------------------------

         The examination was made for the period from January 1, 1997 to December 31, 1997.

3.       Subject and purpose of examination
         ----------------------------------

         Subject of the examination was the annual financial statements and the annual report for 1997. The purpose of the examination was to find out whether

         - the data in the financial statements and in the annual report fairly present the state of assets and liabilities, difference between the assets and liabilities, financial position and results of the financial management,

         -    the books are kept in a complete, supportable and correct way,

         - the complement to the financial statements include the information about significant facts occurred in the period from the financial statements date to the date of the issue of this report, and the information assuming the open-ended duration of the accounting unit, should it be endangered in some way.

         The inventory taking of movable and immovable assets was examined from the point of view of evidencing its results. We have also examined the realization of a physical inventory taking and the system of the inventory-taking organization by a direct examination of selected items.

4.       Responsibility
         --------------

         The responsibility for the bookkeeping, for its completeness, supportability and correctness falls on the statutory body of the examined accounting unit. The auditor is obliged to work out - on the basis of the performed audit - a report and to express his opinion on the financial statements. The auditor must also examine the information evidencing data in the particular financial statements.

         The audit has been performed in compliance with the Act on Auditors and Chamber of Auditors of the Czech Republic, and in compliance with the auditing guidelines of the Chamber of Auditors of the Czech Republic.

         The audit was planned and carried out in such a way to enable the auditor to obtain all information which is necessary, to the best of his knowledge and belief, for the examination of the financial statements and which provide a reasonable guarantee that the financial statements do not include any material misstatements, whether caused by mistake, willfully or by other reason.

         The examination has been carried out on a test basis and with regard to the principle of materiality of reported facts, and has been aimed at the evaluation of the completeness and supportability of amounts and information specified in the financial statements, of the correctness and appropriateness of accounting standards applied. The auditor has also considered significant estimations and resolutions of the accounting unit management reflected in the financial statements, and the general presentation of the financial statements.

         The audit performed has provided an adequate material to express our opinion.

5.       Opinion of an auditor
         ---------------------

         We have examined the financial statements and the annual report for 1997 and on the basis of the established facts we have come to the following conclusion:

         In our opinion the financial statements of the examined entity have been compiled in a prescribed extent and on the basis of data in books kept in compliance with legal regulations in effect.

         The examined financial statements and annual report fairly present in all material respects assets, liabilities, own capital of the joint stock company at December 31, 1997 and the financial position and results of its financial management for the accounting period of 1997 in compliance with the respective laws and regulations. We therefore express our opinion as unqualified.

Most/April 16, 1998

Examination carried out by:  MK Audit v.o.s.
                             Auditor - license No. 113

                             Statutory auditor
                             Ing. Rudolf Mrnka


Enclosures:                  Comments to financial statements
                             Profit and Loss Statement
                             Balance Sheet


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

                                      PSZT
                                  BALANCE SHEET

                                                        12/31/1997           12/31/1996          12/31/1995
                                                        ----------           ----------          ----------

                                                                         (CZK 000's)
                                                        ---------------------------------------------------

Total Assets                                             4,633,148            3,519,485           2,514,486

         Stock Subscriptions
           Receivable                                            -                    -                   -

         Intangible and Tangible
           Assets and Investments                        4,029,663            3,116,955           2,194,919

         Intangible Assets                                     519                1,135               1,330
         Tangible Assets                                 4,029,024            3,115,700           2,193,589
         Financial Investment                                  120                  120                   -

         Current Assets                                    265,809              384,259             313,674

         Inventory                                          47,449               45,408              37,765
         Long-term Receivables                                 175                  154                   -
         Short-term Receivables                            180,178              252,767             102,910
         Financial Accounts                                 38,007               85,930             172,999

         Other Assets                                      337,676               18,271               5,893

         Temporary Accounts of Assets                      337,676               18,271               5,817
         Contingencies - Gain                                    -                    -                  76

Total Shareholders' Equity and
  Liabilities                                            4,633,148            3,519,485           2,514,486

         Shareholders' equity                            1,885,497            1,822,450           1,720,833

         Registered Capital                              1,006,309            1,006,309           1,006,309
         Capital Funds                                         169                  169                 169
         Funds Created From Profit                         138,688              134,458             120,580
         Retained Earnings                                 673,822              576,482             326,278
         Profit and Loss of
          Current Accounting Period                         66,509              105,032             267,497

         Liabilities                                     2,745,595            1,693,426             760,182

         Reserves                                          338,962              192,461              45,673
         Long-term Liabilities                             300,000              300,000             300,000
         Short-term Liabilities                            254,178              284,541             131,943
         Bank Loans and Short-term
          Notes                                          1,852,455              916,424             282,566


     Other Liabilities -
         Temporary Accounts of
         Liabilities                                         2,056                3,609              33,471

         Accruals                                                -                   66                   -
         Contingencies-Loss                                  2,056                3,543              33,471


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


                                      PSZT
                            PROFIT AND LOSS STATEMENT

                                                                  12/31/1997                  12/31/1996
                                                                  ----------                  ----------

                                                                               (CZK 000's)
                                                                  --------------------------------------

         Operation                                                1,874,611                     1,771,230
          Revenues from Finished Products
           and Services                                           1,874,364                     1,770,905
          Capitalization                                                247                           325
         Consumption from Operation                                 837,663                       846,901

         Value Added                                              1,036,948                       924,329

         Personnel Expenses (-)                                     143,359                       122,701
         Taxes and Fees (-)                                           1,126                         1,054
         Amortization of Intangibles and
          Depreciation of Tangibles (-)                             150,153                        76,054
         Revenues from Intang. and Tang.
          Assets and Materials Sold (+)                              70,592                        72,192
         Net Book Value of Intangibles,
          Tangibles and Material Sold (-)                            61,173                        61,121
         Reversal of Reserves and Prepaid
          Expenses (+)                                               42,155                             -
         Creation of Reserves and Prepaid
          Expenses (-)                                               65,036                        82,976
         Reversal of Provisions (+)                                   8,707                         6,787
         Creation of Provisions (-)                                   8,182                         8,692
         Other Operational Revenues (+)                                 330                           381
         Other Operational Expenses (-)                             357,354                       331,189

         Net Operating Results (A)                                  372,349                       319,902

         Reversal of Financial Reserves (+)                             557                             5
         Creation of Financial Reserves (-)                         124,176                        63,818
         Interest Revenues (+)                                        6,574                        18,108
         Interest Expenses (-)                                       98,396                        39,000
         Other Financial Revenues (+)                                49,023                           164
         Other Financial Expenses (-)                                46,366                        31,476

         Net Result from Financial
          Activities (B)                                           (212,784)                     (116,017)

         Income Taxes on Normal Activity (C)                         89,585                        97,610

         Net Result After Taxes from
          Normal Activities (A+B-C=D)                                69,980                       106,275

         Extraordinary Revenues (+)                                     117                            20
         Extraordinary Expenses (-)                                   3,543                         1,255
         Income Tax on Extraordinary
          Activity (-)                                                   45                             8

         Net Result from Extraordinary
          Activities (E)                                             (3,471)                       (1,243)

         Net Income (Net Loss) for the
          Accounting Period (D+E)                                    66,509                       105,032

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


                                      PSZT

                                    CASH FLOW

                                                                                     December 31, 1997
                                                                                     -----------------
Cash and Cash Equivalents at the Beginning
  of the Accounting Period (A)                                                             85,930

Profit/Loss from Normal Activity Before Taxes (B)                                         159,566

Adjustments by Non-cash Transactions (C)                                                   66,836
  Depreciation of Fixed Assets (+)                                                        150,557
  Change in Provisions, Reserves and Change in
    Prepayments and Accruals                                                             (174,983)
  (Profit) Loss from Sale of Fixed Assets (+/-)                                              (559)
  Interest Expense (+)                                                                     91,821

Net Cash Flow from Operational Activity Before
  Taxes and Before Changes in Working Capital
  and Extraordinary Items (B+C=D)                                                         226,402

Change in Working Capital (E)                                                             (49,325)
  Change in Receivables from Operational Activities (+/-)                                  18,187
  Change in Short-term Payables from Operational
    Activities (+/-)                                                                      (65,972)
  Change in Inventories Balance (+/-)                                                      (1,540)

Net Cash Flow from Operational Activity Before
  Taxes and Extraordinary Items (D+E=F)                                                   177,077

Interest Paid (-)                                                                         (98,396)
Interest Received (+)                                                                       6,575
Revenues and Expenses Related to Extraordinary Items                                       (3,426)

Net Cash Flow from Operational Activity (G)                                                81,830

Fixed Asset Acquisition                                                                (1,063,323)
Sale of Fixed Assets                                                                        1,001
Net Cash Flow from Investment Activity (H)                                             (1,062,322)

Change in Long-term and Short-term Liabilities                                            936,031
Impact of Changes in Equity                                                                (3,462)
  Direct Payments Debited to Funds (-)                                                     (1,867)
  Paid-out Dividends and Profit Shares (-)                                                 (1,595)
Dividends and Profit Shares Received (+)                                                        -

Net Cash Flow from Financial Activity (I)                                                 932,569

Net Increase/Decrease in Cash (G+H+I=J)                                                   (47,923)

Cash and Cash Equivalents at the End of the
  Accounting Period (A+J)                                                                  38,007

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